Exhibit 10.2

Execution Version

INCREASE SUPPLEMENT

INCREASE SUPPLEMENT, dated as of December 12, 2017, to the Amended and Restated Credit Agreement, dated as of April 29, 2016 (as amended, supplemented, waived or otherwise modified from time to time, including by that certain First Amendment to Amended and Restated Credit Agreement, dated as of November 23, 2016, that certain Second Amendment to Amended and Restated Credit Agreement, dated as of May 24, 2017 and that certain Third Amendment to Amended and Restated Credit Agreement, dated as of the date hereof, among the Borrowers (as defined below), the Administrative Agent (as defined below) and the lenders party thereto, the “Credit Agreement”), among SITEONE LANDSCAPE SUPPLY HOLDING, LLC, a Delaware limited liability company (formerly known as JDA Holding LLC) (the “Parent Borrower”), SITEONE LANDSCAPE SUPPLY, LLC, a Delaware limited liability company (formerly known as John Deere Landscapes LLC) (the “OpCo Borrower”, and together with the Parent Borrower, collectively, the “Borrowers” and each individually, a “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1. Pursuant to Subsection 2.8 of the Credit Agreement, the Borrower Representative hereby proposes to increase (the “Increase”) the aggregate Tranche D Term Loans from $297,996,260.95 to $349,996,260.95.

2. Each of the following Lenders (each, an “Increasing Lender”) has been invited by the Borrower Representative, and has agreed, subject to the terms hereof, to increase its Tranche D Term Loans as follows:

Name of Lender	Tranche D Term Loan Commitment	Supplemental Term Loan Commitment (after giving effect hereto)
UBS AG, Stamford Branch	$35,939,850.20	$87,939,850.20

3. Pursuant to Subsection 2.8 of the Credit Agreement, by execution and delivery of this Increase Supplement, each of the Increasing Lenders agrees and acknowledges that it shall have an aggregate Tranche D Term Loan Commitment and Supplemental Term Loan Commitment in the amount equal to the amount set forth above next to its name.

5. In accordance with the Credit Agreement, this Increase Supplement is designated as a Loan Document.

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IN WITNESS WHEREOF, the parties hereto have caused this INCREASE SUPPLEMENT to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

The Increasing Lender:
UBS AG, STAMFORD BRANCH

By:	/s/ Darlene Arias
Name: Darlene Arias
Title: Director

By:	/s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director

SITEONE LANDSCAPE SUPPLY HOLDING, LLC
as Borrower Representative

By:	/s/ John T. Guthrie
Name: John T. Guthrie
Title: Executive Vice President, Chief Financial
Officer and Assistant Secretary

[Signature Page to Increase Supplement]